                                  EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q/A (the "Report") for the quarter period ended April 30, 2002, each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.



/s/ Dr. Lionel L. Reilly
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Dr. Lionel L. Reilly
President/Chief Executive Officer



/s/ Neal B. Soderquist
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Neal B. Soderquist
Chief Financial Officer